FUSION	Andrew Lewin
CONTACT:	212-972-2000 alewin@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc. 212-732-4300 adhellman@ceocast.com
MEDIA	Rubenstein Associates
CONTACT:	John Henderson 212-843-8054 jhenderson@rubenstein.com

 Fusion Files Patent Application for its Proprietary VoIP
Technology for SIP Peer-To-Peer VoIP Communication

Company Seeks to Protect its Approach for Delivering Free Internet
Phone Service between SIP Devices

NEW YORK, April 25, 2006 - Fusion Telecommunications International, Inc. (AMEX: FSN) announced today that it filed a patent application with the United States Patent Office for its Directed SIP Peer-to-Peer (“DSP”) technology, acquired by Fusion in February 2006. The patent application describes a system that Fusion plans to utilize to provide its free service between SIP devices.

Fusion is incorporating its DSP technology into the Company’s international network for Internet voice calls between any combination of computers, Internet connected telephones, wireless devices, and other SIP-enabled hardware. Fusion believes its new “efonica” branded softphone and uniquely configured VoIP network will provide significant advantages over most VoIP peer-to-peer networks. Fusion’s technology eliminates the method of routing utilized by many VoIP peer-to-peer networks, in which many users’ Internet bandwidth and/or PCs are utilized as part of the carrier’s larger network to set up calls for thousands of other users.

“We have filed this patent application to protect Fusion’s valuable intellectual property. This DSP technology for peer-to-peer Internet calls is one of several differentiators behind Fusion’s new VoIP offering, expected to be launched worldwide this quarter”, remarked Matthew Rosen, Fusion’s President and CEO.“We believe the combination of this technology with the host of consumer-friendly features we are incorporating into our VoIP offering will provide a high quality next generation Internet calling experience with broad advantages for our target markets.”

Based on its new VoIP offering, Fusion will enter the free VoIP calling arena currently dominated by Skype. “Our ability to offer the advantages of this proprietary peer-to-peer technology will help differentiate Fusion from other VoIP service providers such as Vonage and Skype, as well as Google, AOL and Yahoo,” said Mr. Rosen. “Our DSP technology should be of particular interest to security conscious individuals and businesses, a fast-growing segment as SIP is quickly becoming the de facto VoIP standard for communicating between VoIP hardware devices. We believe our entire communications package should be particularly advantageous for Fusion’s primary target of the emerging markets of the Middle East, Asia, Latin America, Africa, and the Caribbean, and their related communities of interests.”

About Fusion:

Fusion provides its efonica branded VoIP, Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: www.fusiontel.com or www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

###